     Manning Elliott
Chartered Accountants
1050 West Pender Street, 11th Floor
Vancouver, British Columbia V6E 3S7

CONSENT OF INDEPENDENT ACCOUNTANTS

March 27, 2003

To the Stockholders and Board of
Directors of Ultraguard Water Systems Corp.

We hereby consent to the use of our audit report dated March 18, 2003 on the financial statements of Ultraguard Water Systems Corp. for the year ended December 31, 2002 included in the Company’s annual Form 10KSB for the year ended December 31, 2002 which, is included by reference in the Company’s Form S-8 dated March 27, 2003.

Yours truly,

/s/ Manning Elliott
_______________________________
Manning Elliott, Chartered Accountants